FUTURE HELPERS LLC

INDIANA, USA

27-1160757

11586 MCKENZIE PARKWAY, CARMEL, IN, USA

46032

317-771-3438

F54740544

DISTRICT 6 ATLANTA, GEORGIA

F54740544

LARGE ACCELERATED FILER X

NOVEMBER 13,2009

TRENT WINDSLEY SAILOR

TRENT WINDSLEY SAILOR, AUTHORIZED REPRESENTATIVE